Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 2 to Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.006 per share, of Fushi Copperweld, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 22nd day of January, 2008

KENNETH GRIFFIN By: /s/ John C. Nagel John C. Nagel, attorney-in-fact* CITADEL INVESTMENT GROUP, L.L.C. By: /s/ John C. Nagel John C. Nagel, Authorized Signatory	CITADEL EQUITY FUND LTD. By: Citadel Limited Partnership, its Portfolio Manager By: Citadel Investment Group, L.L.C., its General Partner By: /s/ John C. Nagel John C. Nagel, Authorized Signatory
CITADEL LIMITED PARTNERSHIP By: Citadel Investment Group, L.L.C. its General Partner By: /s/ John C. Nagel John C. Nagel, Authorized Signatory	CITADEL INVESTMENT GROUP (HONG KONG) LIMITED By: Citadel Investment Group, L.L.C., its Sole Shareholder By: /s/ John C. Nagel John C. Nagel, Authorized Signatory
CITADEL DERIVATIVES GROUP LLC By: Citadel Limited Partnership, its Managing Member By: Citadel Investment Group, L.L.C., its General Partner By: /s/ John C. Nagel John C. Nagel, Authorized Signatory	CITADEL HOLDINGS I LP By: Citadel Investment Group II, L.L.C., its General Partner By: /s/ John C. Nagel John C. Nagel, Authorized Signatory
CITADEL INVESTMENT GROUP II, L.L.C. By: /s/ John C. Nagel John C. Nagel, Authorized Signatory
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* John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.